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                                                                     Exhibit 2.4

                        GUARANTY AND SURETYSHIP AGREEMENT

                  THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of December 14, 2002, is made by UNITED BREWERIES (HOLDINGS) LIMITED, an Indian company with offices at 1 Vittal Mallya Road, Bangalore, India (the "Guarantor"), in favor of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association with offices at 79 South Main Street, Salt Lake City, Utah 84111 (the "Trustee") and UBICS HOLDING COMPANY, a Delaware corporation with offices at 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801 ("UBICS").

                              W I T N E S S E T H :

                  WHEREAS, UBICS, as trustor, and the Trustee are parties to a Trust Agreement dated as of October 21, 2002 (the "Trust Agreement"), pursuant to which the Trustee has acquired title to a Boeing 727 aircraft more particularly described in the Trust Agreement (the "Aircraft"); and

                  WHEREAS, the Trustee and United Breweries Holdings, Ltd., a North Carolina corporation and majority-owned subsidiary of the Guarantor (the "Lessee"), entered into an Aircraft Lease Agreement dated as of December 14, 2002 (the "Lease") pursuant to which the Trustee has leased the Aircraft to Lessee on a dry lease basis; and

                  WHEREAS, as a condition to the Trustee's acquisition of the Aircraft and its execution and delivery of the Lease, the Trustee and UBICS have required that Guarantor execute and deliver this Guaranty.

                  NOW, THEREFORE, in order to induce the Trustee to acquire the Aircraft and enter into the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantor does hereby covenant and agree with the Trustee and UBICS as follows:

                  1. Definitions and Construction. Reference is hereby made to the Lease for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Lease and not defined herein shall have the respective meanings ascribed to such terms in the Lease.

                  2. Guaranty. Guarantor absolutely and unconditionally guarantees and becomes surety for the full, prompt and punctual payment to the Trustee, as and when due, and performance of any and all liabilities and obligations of the Lessee to the Trustee under, or pursuant to the terms of the Lease, whether for rent, fees, expenses or otherwise (all such liabilities and obligations being herein called collectively the "Obligations"), together with any and all reasonable expenses, including without limitation attorneys' fees and disbursements, which may be incurred by the Trustee in collecting any or all of the Obligations or enforcing any and all rights against Guarantor under this Guaranty (herein the "Expenses"). Without limiting Guarantor's obligations hereunder and notwithstanding any purported termination of this Guaranty, if any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, or similar event with respect to the Lessee or any co-guarantor or endorser of all or any of the Obligations shall occur, and such occurrence shall result in the return of (or in such event the Trustee shall be requested to return) any payment or performance of any of the Obligations or Expenses, then (a) without further notice, demand or other action, the obligations of Guarantor hereunder shall be reinstated with respect to (i) such payment or performance returned (or requested to be returned) and (ii) with respect to all further obligations arising as

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a result of such return or request, and (b) Guarantor shall thereupon be liable therefor, without any obligation on the part of Lessee to contest or resist any such return.

           3.     Nature and Term of Guaranty.

                  (a) The obligations and liability of Guarantor under this Guaranty shall be independent, absolute, primary and direct, irrevocable and unconditional, regardless of: any lack of validity or enforceability of the Lease or any of the Obligations or Expenses; the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Lessee or Guarantor or any co-guarantor or endorser of, any or all of the Obligations and Expenses or any of the assets of any of them, or any contest of the validity of this Guaranty in any such proceeding; or any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of the Trustee with respect thereto or which might cause or permit the Lessee or any co-guarantor or endorser of the Obligations and Expenses to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations and Expenses or performance of this Guaranty.

                  (b) This Guaranty is a continuing guaranty and shall remain in full force and effect until the Obligations, the Expenses and any and all other amounts payable hereunder shall have been paid in full and the period during which any payment by the Lessee or Guarantor is or may be subject to rescission, avoidance or refund under the United States Bankruptcy Code (or any similar state statute) shall have expired.

           4.     Payment in Accordance with Lease.

                  (a) Guarantor hereby guaranties that the Obligations and Expenses shall be paid and performed strictly in accordance with the terms of the Lease.

                  (b) If any Obligation or Expense is not paid or performed by the Lessee punctually, subject to any applicable grace period, Guarantor will, upon the Trustee's demand, immediately pay or perform such Obligation or Expense or cause the same to be paid or performed. Guarantor will pay to the Trustee, upon demand, all costs and expenses, including the Expenses, which may be incurred by the Trustee in the collection or enforcement of Guarantor's obligations under this Guaranty.

           5. Rights and Remedies of the Trustee. The Trustee, in its sole discretion, may proceed to exercise any right or remedy which it may have under this Guaranty against Guarantor without first pursuing or exhausting any rights or remedies which it may have against the Lessee or against any other person or entity, and may proceed to exercise any right or remedy which it may have under this Guaranty without regard to any actions or omissions of any other person or entity, in any manner or order, without any obligation to marshal in favor of Guarantor or other persons or entities and without releasing any of Guarantor's obligations hereunder with respect to any unpaid Obligations and Expenses. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

           6. Actions by the Trustee Not Affecting Guaranty. The Trustee may, at any time or from time to time, in such manner and upon such terms as it may deem proper, extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or

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release, exchange, settle or compromise any or all of the Obligations and
Expenses, or subordinate payment of the same, or any part thereof, to the payment of any other liabilities or obligations of the Lessee which may at any time be due or owing to the Trustee or anyone, or elect not to enforce any of the Trustee's rights with respect to any or all of the Obligations and Expenses or any collateral security therefor, all without notice to, or further assent of Guarantor and without releasing or affecting Guarantor's obligations hereunder.

           7. Payments Under Guaranty. All payments by Guarantor hereunder shall be made in immediately available funds and in lawful money of the United States of America to the Trustee at its office at 79 South Main Street, Salt Lake City, Utah 84111 Attention: Corporate Trust Department MAC: U1254-031 or at such other location as the Trustee shall specify by notice to Guarantor. All payments by Guarantor under this Guaranty shall be made by Guarantor solely from Guarantor's own funds and not from any funds of the Lessee.

           8. Modifications and Waivers. No failure or delay on the part of the Trustee in exercising any power or right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Guaranty. No modification or waiver of any provision of this Guaranty nor consent to any departure therefrom shall, in any event, be effective unless the same is in writing signed by the Trustee and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on Guarantor, in any case, shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

           9. Guarantor's Waiver. Guarantor hereby waives promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations, the Expenses and this Guaranty. Guarantor further irrevocably and unconditionally (i) agrees that if the Trustee or UBICS brings legal proceedings against it or its assets in relation to this Guaranty, no immunity from such legal proceedings (which will be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets; and (ii) waives any such right of immunity which it or its assets now has or may in the future acquire.

           10. Waiver of Subrogation. Guarantor hereby waives (a) any right which Guarantor may now have or hereafter acquire by way of subrogation under this Guaranty, by law or otherwise or by way of reimbursement, indemnity, exoneration, or contribution; or (b) any right to assert defenses as the primary obligor of the Obligations; or (c) any other claim which it now has or may hereafter acquire against the Lessee or any other person or against or with respect to the Lessee's property (including, without limitation, any property which has been pledged to secure the Obligations); or (d) any right to enforce any remedy which the Trustee may now have or hereafter acquire against the Lessee or any other guarantor, maker or endorser; in any case, whether any of the foregoing claims, remedies and rights may arise in equity, under contract, by payment, statute, common law or otherwise. If in violation of the foregoing any amount shall be paid to Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied against the Obligations and Expenses, whether matured or unmatured, in accordance with the terms of the Lease.

           11. No Setoff by Guarantor. No setoff, counterclaim, deduction, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantor has or may have against the Lessee, the Trustee or UBICS shall be available hereunder to Guarantor.

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     12.  Representations and Warranties. Guarantor hereby represents and warrants as follows:

          (a) Guarantor is an Indian company duly organized, validly existing and in good standing under the laws of India, and has full right, power and authority to enter into, and perform this Guaranty.

          (b) The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary actions, and do not and will not contravene any law or any contract binding on, or affecting Guarantor.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.

          (d) This Guaranty is a legal, valid and binding obligation of Guarantor enforceable against the Guarantor in accordance with its terms.

          (e) There is no pending or threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator which may materially adversely affect the financial condition of Guarantor.

          (f) Guarantor is subject to civil commercial law with respect to its obligations under the Guaranty and neither Guarantor nor any of its assets is entitled to any right of immunity and the entry into and performance of the Guaranty by Guarantor constitutes private and commercial acts.

     13. Covenant. Guarantor covenants and agrees that, so long as any part of the Obligations and Expenses shall remain unpaid, Guarantor shall maintain its corporate existence and shall not dissolve or otherwise dispose of all, or substantially all of its assets.

     14. Appointment of Agent for Service of Process. If for any reason Guarantor not be subject to service of process in the State of Delaware during the term of this Guaranty, Guarantor hereby appoints, without power of revocation, Paul J. Tauber, Coblentz, Patch, Duffy & Bass LLP, 222 Kearny Street, 7/th/ Floor, San Francisco, CA 94108 as the agent of Guarantor upon whom may be served all process, pleadings, notices or other documents which may be served upon Guarantor under this Guaranty.

     15. Addresses for Notices. All requests, consents, notices and other communications required or permitted hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered personally or by registered or certified mail, postage pre-paid, by reliable overnight courier, or by telecopier to the parties at their respective addresses set forth below or at such other address as may be given by any party to the other in writing in accordance with this Section 15:

                               If to Guarantor:

                               United Breweries (Holdings) Limited
                               1 Vittal Mallya Road
                               Bangalore 560001
                               India

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                              If to the Lessee:

                              United Breweries Holdings, Ltd.
                              212 N. McDowell Street, Suite 210
                              Charlotte, NC 28204

                              and

                              United Breweries Holdings, Ltd.
                              3 Harbor Drive
                              Suite 115
                              Sausalito, CA 94865


                              If to the Trustee:

                              Wells Fargo Bank Northwest, National Association 79 South Main Street
                              Salt Lake City, UT 84111
                              Attn:  Corporate Trust Department MA: U1254-031


                              If to UBICS:

                              UBICS Holding Company
                              300 Delaware Avenue
                              Suite 1704
                              Wilmington, DE 19801

                              With a copy to

                              UBICS, Inc.
                              333 Technology Drive
                              Suite 210, Southpointe
                              Canonsburg, PA 15317
                              Attn:  President

     16. Continuing Guaranty. This Guaranty is a continuing guaranty and shall
(i) remain in full force and effect until the Obligations, the Expenses and all other amounts payable under this Guaranty shall have been paid in full and the period during which any payment by the Lessee or Guarantor is or may be subject to avoidance or refund under the United States Bankruptcy Code (or any similar statute) shall have expired, (ii) be binding upon Guarantor and the successors and assigns of Guarantor, and (iii) inure to the benefit of, and be enforceable by the Trustee and UBICS and their respective successors, transferees and assigns.

     17. Entire Agreement. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

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     18. Severability. The invalidity or unenforceability of any one or more portions of this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty.

     19. Governing Law. This Guaranty shall be deemed to be a contract under the laws of the State of Delaware, without reference to conflicts-of-laws principles and for all purposes shall be governed by and construed in accordance with such laws.

     20. Jurisdiction, Venue, Trial By Jury. Guarantor hereby (a) agrees that any litigation, action or proceeding arising out of or relating to this Guaranty shall be instituted in the courts of the State of Delaware or the United States of America; (b) waives any objection which Guarantor might have now or hereafter to the venue in such courts of any such litigation, action or proceeding; (c) irrevocably submits to the venue and exclusive jurisdiction of such courts in any such litigation, action or proceeding; (d) irrevocably consents to personal jurisdiction in such courts and further agrees that service of process upon Guarantor may be effected by certified mail to the address provided in Section 15 of this Guaranty or by any other means permitted by law; (e) waives any claim or defense of inconvenient forum; and (f) waives any right to trial by jury. The foregoing shall not preclude the Trustee or UBICS from seeking to enforce this Guaranty in any other court of competent jurisdiction.

     IN WITNESS WHEREOF, for good and valuable consideration and intending to be legally bound hereby, this Guaranty has been executed by Guarantor as of the date hereof.

ATTEST:                                      UNITED BREWERIES (HOLDINGS) LIMITED


By:________________________________          By: /s/ Vijay Mallya
                                                 -------------------------------
   Name:                                        Dr. Vijay Mallya
   Title:                                       Chairman

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